Exhibit 99.1

PNC CONTACTS:	NATIONAL CITY CONTACTS:
MEDIA: Brian Goerke (412) 762-4550 corporate.communications@pnc.com	MEDIA: Kristen Baird Adams (216) 222-8202 Kristen.BairdAdams@nationalcity.com

INVESTORS: William H. Callihan (412) 762-8257 investor.relations@pnc.com	INVESTORS: Jill Hennessey (216) 222-9253 investor.relations@nationalcity.com

PNC TO ACQUIRE NATIONAL CITY

Merger will create fifth largest U.S. banking deposit franchise

PNC to further strengthen capital position

PITTSBURGH, Oct. 24, 2008 – The PNC Financial Services Group, Inc. (NYSE: PNC) and National City Corporation (NYSE: NCC) today announced that they have signed a definitive agreement for PNC to acquire National City for $2.23 per share, or an aggregate fixed amount of approximately $5.2 billion in PNC stock. Additionally $384 million of cash is payable to certain warrant holders. Total consideration approximates National City’s market capitalization as of the close of business on October 23, 2008. National City shareholders will be entitled to 0.0392 share of PNC common stock for each share of National City.

PNC plans to issue to the U.S. Treasury $7.7 billion of preferred stock and related warrants under the TARP Capital Purchase Program subject to standard closing requirements. The U.S. Treasury Department approval of PNC’s participation enables PNC to further strengthen its capital position, resulting in an estimated pro forma Tier 1 capital ratio for the combined company of approximately 10 percent.

“The acquisition of National City will increase our core deposit base to $180 billion, making PNC the fifth largest U.S. bank by deposits. At a time when core funding is key, we see our deposit strength as an important success factor. Upon closing the transaction, we will implement our successful business model and execute our strategies for managing risk, achieving cost efficiencies and growing high-quality revenue streams,” said James E. Rohr, chairman and chief executive officer of PNC. “We believe this strategic combination will continue PNC’s efforts to build capital strength and shareholder value. We are also gratified that we have been selected to participate in Treasury’s Capital Purchase Program, which has helped to put this transaction on a very solid footing.”

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PNC To Acquire National City – Page 2

The transaction has an estimated internal rate of return to PNC of more than 15 percent and is expected to be accretive to PNC’s earnings in the second year. PNC’s fair value adjustments and provisions for future losses of National City’s current loan portfolio will bring the cumulative impairment of these loans to approximately 17.5 percent. PNC will continue to liquidate non-core and impaired loans.

“The combined company will have greater scale and scope, enhancing service to our customers and communities and providing greater opportunities for our employees. This transaction is about two companies that fit well together in terms of geography, products and services,” said Peter E. Raskind, chairman, president and chief executive officer of National City.

Upon closing the transaction, Raskind will be appointed a PNC vice chairman, and one National City director will join the board of the combined company.

In addition to ranking fifth nationally in deposits, the combination with National City is expected to place PNC fourth among U.S. banks in number of branches. It will give PNC the No. 1 deposit share position in Pennsylvania, Ohio and Kentucky and will rank the company No. 2 in Indiana and Maryland.

PNC expects to incur merger and integration costs of approximately $2.3 billion. The transaction is expected to result in the reduction of approximately $1.2 billion of noninterest expense through the elimination of operational and administrative redundancies.

Under terms of the agreement, PNC will acquire all outstanding shares of common stock of National City in a stock-for-stock transaction, which has been approved by the Boards of Directors of both companies. In connection with the transaction, National City has issued to PNC an option to acquire 19.9 percent of National City’s common stock that becomes exercisable under certain specified circumstances. Corsair Capital LLC, which owns approximately 7.8 percent of outstanding National City common shares, has agreed to vote all National City common shares it owns in favor of the deal and otherwise support the transaction. After closing, PNC intends to merge National City’s banking affiliates into PNC Bank and they will assume the PNC Bank name. The merged entity will have its headquarters in Pittsburgh.

Based on PNC’s closing NYSE stock price of $56.88 on October 23, 2008, the transaction values each share of National City’s common stock at $2.23. The aggregate consideration is composed of a fixed number of approximately 92 million shares of PNC common stock. Additionally $384 million of cash is payable to certain warrant holders.

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PNC To Acquire National City – Page 3

The transaction is currently anticipated to close by Dec. 31, 2008. The merger is subject to customary closing conditions, including both PNC and National City shareholders and regulatory approvals. Citigroup Global Markets Inc., JPMorgan Securities, Inc. and Sandler O’Neill + Partners, L.P. acted as financial advisers to PNC, and Wachtell, Lipton, Rosen & Katz acted as its legal adviser. Goldman Sachs acted as financial adviser to National City and Sullivan & Cromwell LLP acted as its legal adviser, and Cravath, Swaine & Moore LLP acted as legal adviser to the Board of Directors of National City.

CONFERENCE CALL AND SUPPLEMENTARY INFORMATION

Rohr and Chief Financial Officer Richard J. Johnson will hold a conference call for investors at 10:00 a.m. Eastern Time today regarding the announcement of the acquisition. Investors should call 5 to 10 minutes before the start of the conference call at 800-990-2718 or 706-643-0187 (international). The related presentation slides to accompany the conference call remarks may be found at www.pnc.com/investorevents. A taped replay of the call will be available for one week at 800-642-1687 and 706-645-9291 (international), conference ID 70844287. In addition, Internet access to the call (listen only) and to the presentation slides will be available at www.pnc.com/investorevents. A replay of the webcast will be available on PNC’s Web site for 30 days.

The conference call may include a discussion of non-GAAP financial measures, which, to the extent not so qualified during the conference call, is qualified by GAAP reconciliation information that will be made available on PNC’s Web site under “About PNC - Investor Relations.” The conference call may include forward-looking information, which along with the presentation slides and this news release, is subject to the cautionary statements that follow.

National City Corporation, headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania, and Wisconsin and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at nationalcity.com.

The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; specialized services for corporations and government, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services.

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PNC To Acquire National City – Page 4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of National City Corporation (National City), the expected costs to be incurred in connection with the acquisition, National City’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and National City assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and National City generally that are disclosed in the 2007 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and National City (accessible on the SEC’s Web site at www.sec.gov and on PNC’s Web site at www.pnc.com and on National City’s Web site at www.nationalcity.com, respectively). In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction, including in particular the ability to complete the acquisition in the fourth quarter of 2008.

The transaction may be substantially more expensive to complete (including the integration of National City’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

Our ability to achieve anticipated results from this transaction is dependent on the state of the economic and financial markets going forward, which have been under significant stress recently. Specifically, we may incur more credit losses from National City’s loan portfolio than expected. Other issues related to achieving anticipated financial results include the possibility that deposit attrition may be greater than expected. Litigation and governmental investigations currently pending against National City, as well as others that may be filed as a result of this transaction or otherwise, could impact the timing or realization of anticipated benefits to PNC.

The integration of National City’s business and operations into PNC, which will include conversion of National City’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to National City’s or PNC’s existing businesses. PNC’s ability to integrate National City successfully may be adversely affected by the fact that this transaction will result in PNC entering several markets where PNC does not currently have any meaningful retail presence.

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PNC To Acquire National City – Page 5

ADDITIONAL INFORMATION ABOUT THE PNC/NATIONAL CITY CORPORATION TRANSACTION

The PNC Financial Services Group, Inc. and National City Corporation will be filing a joint proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by National City Corporation will be available free of charge from National City by contacting Investor Relations at (800) 622-4204.

The directors, executive officers, and certain other members of management and employees of National City are participants in the solicitation of proxies in favor of the merger from the shareholders of National City. Information about the directors and executive officers of National City is included in the proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on March 7, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement for National City’s September 15, 2008 special meeting of shareholders, which was filed with the SEC on August 4, 2008. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

The directors, executive officers, and certain other members of management and employees of PNC are participants in the solicitation of proxies in favor of the merger from the shareholders of PNC. Information about the directors and executive officers of PNC is included in the proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on March 28, 2008. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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